UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/25/2005

UMB FINANCIAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4887

MO	43-0903811
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of Principal Executive Offices, Including Zip Code)

(816) 860-7889
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On October 25, 2005, UMB Financial Corporation released its third quarter 2005 earnings and is furnishing to the Securities and Exchange Commission (the "SEC") a copy of the earnings press release as Exhibit 99.1 to this Current Report.

UMB also declared a cash dividend of 25 cents per share, payable January 3, 2006, to shareholders of record at the close of business on December 13, 2005

Exhibit 99.1 to this Report contains certain financial measures that are considered "non-GAAP financial measures" as defined in the SEC rules. Exhibit 99.1 to this Report also contains the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures, as well as the reasons why UMB's management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding UMB's results of operations.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 to this Current Report is being furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated October 25, 2005 reporting financial results for the fiscal quarter ending September 30, 2005 and reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: October 25, 2005.	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	3rd quarter 2005 earnings and dividend press release